Exhibit 99.2

Supplemental Operating and Financial Data
First Quarter Ended March 31, 2015

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. In addition, references to our budgeted amounts and guidance are forward-looking statements. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 29 through 30 for definitions of certain non-GAAP financial measures used in this document.

EPR Properties
Company Profile

The Company

EPR Properties (“EPR” or the “Company”) is a self administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust (“REIT”), and an initial public offering was completed on November 18, 1997.

Since that time, the Company has grown into a leading specialty real estate investment trust with an investment portfolio that includes Entertainment, Education, Recreation and Other specialty investments.

Company Strategy

EPR’s primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations (“FFO”) and dividends per share. Our prevailing strategy is to focus on long-term investments in a limited number of categories in which we maintain a depth of knowledge and relationships, and which we believe offer sustained performance throughout all economic cycles. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

We also adhere to rigorous underwriting and investing criteria, centered on key industry and property level cash flow criteria. As part of our growth strategy we will consider acquiring, developing or financing additional properties which are consistent with our overall strategy and meet our underwriting and investing criteria. In executing our growth strategy, we will employ moderate leverage. We have historically paid out approximately 80% of our FFO as adjusted in the form of dividends. This allows investors to realize a portion of their returns on a current basis.

Following are the key criteria against which our investments are evaluated:

Inflection Opportunity - Renewal or restructuring in an industry’s properties

Enduring Value - Real estate devoted to and improving long-lived activities

Excellent Execution - Market-dominant performance that creates value beyond tenant credit

Attractive Economics - Accretive initial returns along with growth in yield

Advantageous Position - Sustainable competitive advantages

EPR Properties
Investor Information

Senior Management

Greg Silvers	Mark Peterson
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

Jerry Earnest	Craig Evans
Senior Vice President and Chief Investment Officer	Senior Vice President - General Counsel and Corporate Secretary

Tom Wright	Mike Hirons
Senior Vice President - Human Resources and Administration	Vice President - Strategic Planning

Company Information

Corporate Headquarters	Trading Symbols
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
Stock Exchange Listing	EPR-PrF
New York Stock Exchange

Equity Research Coverage

Bank of America Merrill Lynch	Jane Wong	646-855-3378
Citi Global Markets	Michael Bilerman/Nick Joseph	212-816-4471
FBR Capital Markets & Co.	Daniel Altscher	703-312-1651
J.P. Morgan	Anthony Paolone	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Craig Mailman	917-368-2280
Ladenburg Thalmann	Daniel Donlan	212-409-2056
RBC Capital Markets	Richard Moore	440-715-2646
Stifel	Simon Yarmak	443-224-1345

EPR Properties is followed by the analysts identified above.  Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management.  EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

EPR Properties
Selected Financial Information
(Unaudited, dollars and shares in thousands)

	Three Months Ended March 31,
Operating Information:	2015	2014
Revenue (1)	$99,436	$89,857
Net income available to common shareholders of
EPR Properties	36,869	37,581
Earnings before interest, taxes, depreciation and amortization
(EBITDA) - continuing operations (2)	65,111	75,652
Earnings before interest, taxes, depreciation and amortization
(EBITDA) - discontinued operations (2)	(10)	3,391
Adjusted EBITDA - continuing operations (2)	85,295	75,848
Adjusted EBITDA - discontinued operations (2)	(10)	15
Interest expense, net (1)	18,587	19,899
Recurring principal payments	3,711	2,728
Capitalized interest	4,348	1,287
Straight-lined rental revenue	2,943	1,111
Dividends declared on preferred shares	5,952	5,952
Dividends declared on common shares	51,907	45,360
General and administrative expense	7,682	7,462

Balance Sheet Information:	March 31,
	2015	2014
Total assets	$3,903,302	$3,339,113
Accumulated depreciation	471,057	422,463
Total assets before accumulated depreciation (gross assets)	4,374,359	3,761,576
Unencumbered real estate assets (3)
Number	200	182
Gross book value	3,075,629	2,741,936
Annualized stabilized NOI	303,853	275,032
Total debt	1,849,424	1,482,608
Equity	1,909,503	1,760,514
Common shares outstanding	57,178	53,448
Total market capitalization (using EOP closing price)	5,628,067	4,682,422
Debt/total assets	47%	44%
Debt/total market capitalization	33%	32%
Debt/gross assets	42%	39%
Debt/Adjusted EBITDA - continuing operations (4)	5.42	4.89
Debt/Adjusted EBITDA - continuing and discontinued operations (4)	5.42	4.89

(1) Excludes discontinued operations.
(2) See pages 29 through 30 for definitions.
(3) Includes unencumbered rental properties, gross, direct financing lease, net and mortgage notes receivable; excludes property under development and land held for development.
(4) Adjusted EBITDA is for the quarter annualized. See pages 29 through 30 for definitions.

EPR Properties
Selected Balance Sheet Information
(Unaudited, dollars in thousands)

	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Assets
Rental properties:
Entertainment	$2,267,993	$2,294,112	$2,287,516	$2,284,385	$2,143,392	$2,152,138
Education	380,575	365,268	306,153	199,580	199,580	193,372
Recreation	295,838	257,814	219,723	218,656	159,334	158,194
Other	—	—	10,090	10,090	10,090	10,090
Less: accumulated depreciation	(471,057)	(465,660)	(453,284)	(439,242)	(422,463)	(409,643)
Land held for development	28,119	206,001	204,641	203,443	202,552	201,342
Property under development	390,205	181,798	189,051	182,897	138,586	89,473
Mortgage notes receivable: (1)
Entertainment	58,220	58,220	58,220	58,220	58,220	58,220
Education	78,496	76,917	73,709	66,013	61,027	56,505
Recreation	385,367	367,797	409,304	379,435	366,561	366,580
Other	5,021	5,021	5,032	5,021	5,032	5,032
Investment in a direct financing lease, net	200,266	199,332	198,551	198,020	242,905	242,212
Investment in joint ventures	5,902	5,738	5,343	5,853	5,586	5,275
Cash and cash equivalents	102,206	3,336	8,386	13,589	20,406	7,958
Restricted cash	22,454	13,072	26,811	17,566	19,568	9,714
Accounts receivable, net	56,397	47,282	44,469	42,830	41,616	42,538
Other assets	97,300	86,000	85,516	86,496	87,121	83,276
Total assets	$3,903,302	$3,702,048	$3,679,231	$3,532,852	$3,339,113	$3,272,276

Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$78,499	$82,180	$71,511	$70,383	$47,526	$72,327
Common dividends payable	17,296	16,281	16,288	15,239	15,232	13,601
Preferred dividends payable	5,952	5,952	5,952	5,952	5,952	5,952
Unearned rents and interest	42,628	25,623	36,551	29,507	27,281	17,046
Line of credit	—	62,000	34,000	79,000	—	—
Debt	1,849,424	1,583,523	1,587,211	1,580,801	1,482,608	1,475,336
Total liabilities	1,993,799	1,775,559	1,751,513	1,780,882	1,578,599	1,584,262
Equity:
Common stock and additional paid-in- capital	2,295,091	2,284,029	2,280,693	2,093,922	2,090,420	2,004,397
Preferred stock at par value	139	139	139	139	139	139
Treasury stock	(77,001)	(67,846)	(66,437)	(66,096)	(65,857)	(62,177)
Accumulated other comprehensive income	8,711	12,566	13,557	14,225	15,129	17,193
Distributions in excess of net income	(317,814)	(302,776)	(300,611)	(290,597)	(279,694)	(271,915)
EPR Properties shareholders' equity	1,909,126	1,926,112	1,927,341	1,751,593	1,760,137	1,687,637
Noncontrolling interests	377	377	377	377	377	377
Total equity	1,909,503	1,926,489	1,927,718	1,751,970	1,760,514	1,688,014
Total liabilities and equity	$3,903,302	$3,702,048	$3,679,231	$3,532,852	$3,339,113	$3,272,276

(1) Includes related accrued interest receivable.

EPR Properties
Selected Operating Data
(Unaudited, dollars in thousands)

	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Rental revenue and tenant reimbursements:
Entertainment	$64,267	$64,774	$65,102	$63,783	$61,410	$61,373
Education	10,094	9,387	7,490	5,519	5,478	5,198
Recreation	6,705	5,840	6,069	4,612	3,846	3,751
Other	(23)	221	235	285	285	283
Mortgage and other financing income:
Entertainment	1,782	1,776	1,789	1,768	1,723	1,761
Education (1)	7,783	7,708	7,561	7,440	8,778	8,666
Recreation	8,181	14,563	10,050	8,096	8,066	8,081
Other	97	97	97	97	97	94
Other income	550	303	345	187	174	145
Total revenue	$99,436	$104,669	$98,738	$91,787	$89,857	$89,352

Property operating expense	6,357	6,961	5,948	5,539	6,449	6,413
Other expense	102	206	248	219	98	150
General and administrative expense	7,682	6,306	6,719	7,079	7,462	6,146
Retirement severance expense	18,578	—	—	—	—	—
Costs associated with loan refinancing or payoff	—	301	—	—	—	—
Interest expense, net	18,587	20,015	20,801	20,555	19,899	20,632
Transaction costs	1,606	1,131	369	756	196	1,096
Provision for loan loss	—	—	3,777	—	—	—
Depreciation and amortization	19,355	17,989	17,421	16,002	15,327	14,807
Income before equity in income in joint ventures and other items	27,169	51,760	43,455	41,637	40,426	40,108
Equity in income from joint ventures	164	395	300	267	311	230
Gain on sale of real estate	23,924	879	—	—	330	3,017
Gain on previously held equity interest	—	—	—	—	—	4,853
Gain on sale of investment in a direct financing lease	—	—	—	220	—	—
Income tax benefit (expense)	(8,426)	(896)	(1,047)	(1,360)	(925)	14,176
Income from continuing operations	42,831	52,138	42,708	40,764	40,142	62,384
Discontinued operations:
Income (loss) from discontinued operations	(10)	497	(3)	(4)	15	135
Transaction (costs) benefit	—	—	—	—	3,376	—
Gain on sale of real estate	—	—	—	—	—	523
Net income attributable to EPR Properties	42,821	52,635	42,705	40,760	43,533	63,042
Preferred dividend requirements	(5,952)	(5,951)	(5,952)	(5,952)	(5,952)	(5,951)
Net income available to common shareholders of EPR Properties	$36,869	$46,684	$36,753	$34,808	$37,581	$57,091

(1) Represents income from owned assets under a direct financing lease, 11 mortgage notes receivable and one note receivable.

EPR Properties
Funds From Operations and Funds From Operations as Adjusted
(Unaudited, dollars in thousands except per share information)

	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Funds From Operations ("FFO") (1):
Net income available to common shareholders of EPR Properties	$36,869	$46,684	$36,753	$34,808	$37,581	$57,091
Gain on sale of real estate (excluding land sale)	(23,748)	(879)	—	—	—	(3,540)
Gain on previously held equity interest	—	—	—	—	—	(4,853)
Gain on sale of investment in a direct financing lease	—	—	—	(220)	—	—
Real estate depreciation and amortization	18,957	17,582	17,145	15,725	15,049	14,528
Allocated share of joint venture depreciation	64	64	54	53	54	64
FFO available to common shareholders of EPR Properties	$32,142	$63,451	$53,952	$50,366	$52,684	$63,290

FFO available to common shareholders of EPR Properties	$32,142	$63,451	$53,952	$50,366	$52,684	$63,290
Add: Preferred dividends for Series C preferred shares	—	1,941	—	—	—	1,941
Diluted FFO available to common shareholders	$32,142	$65,392	$53,952	$50,366	$52,684	$65,231

Funds From Operations as adjusted (1):
FFO available to common shareholders of EPR Properties	$32,142	$63,451	$53,952	$50,366	$52,684	$63,290
Costs associated with loan refinancing or payoff	—	301	—	—	—	—
Transaction costs (benefit)	1,606	1,131	369	756	(3,180)	1,096
Retirement severance expense	18,578	—	—	—	—	—
Provision for loan loss	—	—	3,777	—	—	—
Gain on sale of land	(176)	—	—	—	(330)	—
Deferred income tax expense (benefit)	6,888	184	363	842	407	(14,787)
FFO as adjusted available to common shareholders of EPR Properties	$59,038	$65,067	$58,461	$51,964	$49,581	$49,599

FFO per common share attributable to EPR Properties:
Basic	$0.56	$1.11	$1.00	$0.94	$1.00	$1.25
Diluted	0.56	1.10	1.00	0.94	1.00	1.23
FFO as adjusted per common share attributable to EPR Properties:
Basic	$1.03	$1.14	$1.09	$0.97	$0.94	$0.98
Diluted	1.03	1.13	1.08	0.97	0.94	0.97
Shares used for computation (in thousands):
Basic	57,111	57,141	53,792	53,458	52,541	50,792
Diluted	57,378	57,355	54,001	53,654	52,719	50,959

Weighted average shares outstanding-diluted EPS	57,378	57,355	54,001	53,654	52,719	50,959
Effect of dilutive Series C preferred shares	—	1,998	—	—	—	1,974
Adjusted weighted-average shares outstanding-diluted	57,378	59,353	54,001	53,654	52,719	52,933

(1) See pages 29 through 30 for definitions.

EPR Properties
Adjusted Funds From Operations
(Unaudited, dollars in thousands except per share information)

	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Adjusted Funds from Operations ("AFFO") (1):
FFO available to common shareholders of EPR Properties	$32,142	$63,451	$53,952	$50,366	$52,684	$63,290
Adjustments:
Amortization of above market leases, net	48	48	48	48	48	48
Transaction costs (benefit)	1,606	1,131	369	756	(3,180)	1,096
Retirement severance expense	18,578	—	—	—	—	—
Non-real estate depreciation and amortization	398	408	276	276	278	278
Deferred financing fees amortization	1,096	1,090	1,082	1,061	1,015	1,044
Costs associated with loan refinancing or payoff	—	301	—	—	—	—
Share-based compensation expense to management and trustees	1,972	1,918	2,313	2,343	2,328	1,690
Maintenance capital expenditures (2)	(1,023)	(1,929)	(1,572)	(3,026)	(1,154)	(2,627)
Straight-lined rental revenue	(2,943)	(3,515)	(2,932)	(1,107)	(1,111)	(1,575)
Non-cash portion of mortgage and other financing income	(2,976)	(2,248)	(1,585)	(1,239)	(1,286)	(1,288)
Provision for loan loss	—	—	3,777	—	—	—
Gain on sale of land	(176)	—	—	—	(330)	—
Deferred income tax expense (benefit)	6,888	184	363	842	407	(14,787)
AFFO available to common shareholders of EPR Properties	$55,610	$60,839	$56,091	$50,320	$49,699	$47,169

Weighted average diluted shares outstanding (in thousands)	57,378	57,355	54,001	53,654	52,719	50,959

AFFO per diluted common share	$0.97	$1.06	$1.04	$0.94	$0.94	$0.93

Dividends declared per common share	$0.9075	$0.8550	$0.8550	$0.8550	$0.8550	$0.7900

AFFO payout ratio (3)	94%	81%	82%	91%	91%	85%

(1) See pages 29 through 30 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

EPR Properties
Capital Structure at March 31, 2015
(Unaudited, dollars in thousands)

Consolidated Debt

Principal Payments Due on Debt:

	Mortgages			Unsecured Credit Facility (2)	Unsecured Senior Notes
Year	Amortization	Maturities	Bonds/Term Loan/Other (1)(2)			Total	Weighted Avg Interest Rate
2015	$10,611	$65,370	$—	$—	$—	$75,981	5.72%
2016	11,754	96,144	1,850	—	—	109,748	5.92%
2017	7,118	158,201	—	—	—	165,319	4.89%
2018	919	12,462	285,000	—	—	298,381	2.57%
2019	—	—	—	—	—	—	—%
2020	—	—	—	—	250,000	250,000	7.75%
2021	—	—	—	—	—	—	—%
2022	—	—	—	—	350,000	350,000	5.75%
2023	—	—	—	—	275,000	275,000	5.25%
2024	—	—	—	—	—	—	—%
2025	—	—	—	—	300,000	300,000	4.50%
Thereafter	—	—	24,995	—	—	24,995	0.20%
	$30,402	$332,177	$311,845	$—	$1,175,000	$1,849,424	5.08%

		Balance	Weighted Avg Interest Rate	Weighted Avg Maturity
Fixed rate secured debt		$362,579	5.44%	1.68
Fixed rate unsecured debt (1)		1,416,850	5.19%	7.04
Variable rate secured debt		24,995	0.02%	22.50
Variable rate unsecured debt		45,000	1.77%	3.31
Total		$1,849,424	5.08%	6.11

(1) Includes $240 million of term loan that has been fixed through interest rate swaps through July 5, 2017.

(2) Subsequent to March 31, 2015, the Company amended, restated and combined its unsecured revolving credit and term loan facilities. The amendments to the unsecured revolving portion of the new credit facility, among other things, (i) increase the initial amount from $535.0 million to $650.0 million, (ii) extend the maturity date from July 23, 2017, to April 24, 2019 (with the Company having the same right as before to extend the loan for one additional year, subject to certain terms and conditions) and (iii) lower the interest rate and facility fee pricing based on a grid related to the Company's senior unsecured credit ratings which at closing was LIBOR plus 1.25% and 0.25%, respectively. The amendments to the unsecured term loan portion of the new facility, among other things, (i) increase the initial amount from $285.0 million to $350.0 million, (ii) extend the maturity date from July 23, 2018, to April 24, 2020 and (iii) lower the interest rate at all senior unsecured credit rating tiers which was LIBOR plus 1.40% at closing. In addition, there is a $1.0 billion accordion feature on the combined unsecured revolving credit and term loan facility that increases the maximum borrowing amount available under the combined facility, subject to lender approval, from $1.0 billion to $2.0 billion.

EPR Properties
Capital Structure at March 31, 2015 and December 31, 2014
(Unaudited, dollars in thousands)

Consolidated Debt (continued)

Summary of Debt:
	March 31, 2015	December 31, 2014

Mortgage note payable, 5.56%, paid in full on March 6, 2015	$—	$30,508
Mortgage note payable, 5.39%, due November 1, 2015	4,877	4,960
Mortgage notes payable, 5.77%, due November 6, 2015	62,252	62,842
Mortgage notes payable, 5.84%, due March 6, 2016	35,194	35,515
Note payable, 2.50%, due April 21, 2016	1,850	1,850
Mortgage notes payable, 6.37%, due June 1, 2016	25,393	25,607
Mortgage notes payable, 6.10%, due October 1, 2016	22,808	23,000
Mortgage notes payable, 6.02%, due October 6, 2016	17,174	17,319
Mortgage note payable, 6.06%, due March 1, 2017	9,615	9,693
Mortgage note payable, 6.07%, due April 6, 2017	9,905	9,985
Mortgage notes payable, 5.73%-5.95%, due May 1, 2017	32,397	32,662
Mortgage notes payable, 4.00%, due July 6, 2017	96,358	97,248
Mortgage note payable, 5.29%, due July 8, 2017	3,567	3,604
Unsecured revolving variable rate credit facility, LIBOR + 1.40%, due July 23, 2017 (1)	—	62,000
Mortgage notes payable, 5.86% due August 1, 2017	23,493	23,681
Mortgage note payable, 6.19%, due February 1, 2018	13,681	13,849
Mortgage note payable, 7.37%, due July 15, 2018	5,865	6,205
Unsecured term loan payable, LIBOR + 1.60%, $240,000 fixed through interest rate swaps at 2.51% through January 5, 2016 and 2.38% from January 5, 2016 to July 5, 2017, due July 23, 2018 (1)	285,000	285,000
Senior unsecured notes payable, 7.75%, due July 15, 2020	250,000	250,000
Senior unsecured notes payable, 5.75%, due August 15, 2022	350,000	350,000
Senior unsecured notes payable, 5.25%, due July 15, 2023	275,000	275,000
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	—
Bonds payable, variable rate, due October 1, 2037	24,995	24,995
Total	$1,849,424	$1,645,523

(1) As noted on page 11, these facilities were amended, restated and combined subsequent to March 31, 2015.

EPR Properties
Capital Structure
Senior Notes

Senior Debt Ratings as of March 31, 2015

Moody's	Baa2 (stable)
Fitch	BBB- (stable)
Standard and Poor's	BBB- (stable)

Summary of Covenants

The Company's outstanding senior unsecured notes have fixed interest rates of 4.50%, 5.25%, 5.75% and 7.75%. Interest on the senior unsecured notes is paid semiannually. The senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 4.50%, 5.25%, 5.75% and 7.75% senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance.  The actual amounts as of March 31, 2015 and December 31, 2014 are:

		Actual	Actual
Note Covenants	Required	1st Quarter 2015 (1)	4th Quarter 2014
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	43%	40%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	9%	10%
Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service)	≥ 1.5 x	3.8x	4.1x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	242%	275%

(1) See page 14 for detailed calculations.

EPR Properties
Capital Structure
Senior Notes
(Unaudited, dollars in thousands)

Covenant Calculations

Total Assets:	March 31, 2015		Total Debt:		March 31, 2015
Total Assets	$3,903,302		Secured debt obligations		$387,574
Add: accumulated depreciation	471,057		Unsecured debt obligations:
Less: intangible assets	(8,385)		Unsecured debt		1,461,850
Total Assets	$4,365,974		Outstanding letters of credit		—
			Guarantees		22,929
			Derivatives at fair market value, net, if liability		—
Total Unencumbered Assets:	March 31, 2015		Total unsecured debt obligations:		1,484,779
Unencumbered real estate assets, gross	$3,075,629		Total Debt		$1,872,353
Cash and cash equivalents	102,206
Land held for development	28,119
Property under development	390,205
Total Unencumbered Assets	$3,596,159

Consolidated Income Available for Debt Service:	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	Trailing Twelve Months
Adjusted EBITDA	$85,295	$91,196	$85,823	$78,950	$341,264
Add: Adjusted EBITDA of discontinued operations	(10)	497	(3)	(4)	480
Less: straight-line rental revenue	(2,943)	(3,515)	(2,932)	(1,107)	(10,497)
Consolidated Income Available for Debt Service	$82,342	$88,178	$82,888	$77,839	$331,247

Annual Debt Service:
Interest expense, gross	$22,947	$22,560	$22,898	$22,174	$90,579
Less: deferred financing fees amortization	(1,096)	(1,090)	(1,082)	(1,061)	(4,329)
Annual Debt Service	$21,851	$21,470	$21,816	$21,113	$86,250

Debt Service Coverage	3.8	4.1	3.8	3.7	3.8

EPR Properties
Capital Structure at March 31, 2015
(Unaudited, dollars in thousands except share information)

Equity

Security	Shares Issued and Outstanding	Price per share at March 31, 2015	Liquidation Preference	Dividend Rate	Convertible	Conversion Ratio at March 31, 2015

Common shares	57,177,967	$60.03	N/A	(1)	N/A	N/A
Series C	5,400,000	$24.20	$135,000	5.750%	Y	0.3714
Series E	3,450,000	$33.99	$86,250	9.000%	Y	0.4557
Series F	5,000,000	$26.00	$125,000	6.625%	N	N/A

Calculation of Total Market Capitalization:

Common shares outstanding at March 31, 2015 multiplied by closing price at March 31, 2015				$3,432,393
Aggregate liquidation value of Series C preferred shares (2)				135,000
Aggregate liquidation value of Series E preferred shares (2)				86,250
Aggregate liquidation value of Series F preferred shares (2)				125,000
Total debt at March 31, 2015				1,849,424
Total consolidated market capitalization				$5,628,067

(1) Total monthly dividends declared in the first quarter of 2015 were $0.9075 per share.
(2) Excludes accrued unpaid dividends at March 31, 2015

EPR Properties
Summary of Ratios
(Unaudited)

	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013

Debt to total assets (book value)	47%	44%	44%	47%	44%	45%

Debt to total market capitalization	33%	31%	33%	33%	32%	34%

Debt to gross assets	42%	39%	39%	42%	39%	40%

Debt/Adjusted EBITDA - continuing operations (1)	5.42	4.51	4.72	5.26	4.89	4.81

Debt/Adjusted EBITDA - continuing and discontinued operations (1)	5.42	4.49	4.72	5.26	4.89	4.80

Secured debt to secured assets	65%	72%	68%	69%	66%	67%

Unencumbered real estate assets to total real estate assets (2)	84%	84%	82%	82%	84%	84%

Interest coverage ratio (3)	3.6	4.0	3.7	3.6	3.6	3.6

Fixed charge coverage ratio (3)	2.9	3.1	2.9	2.8	2.8	2.8

Debt service coverage ratio (3)	3.1	3.4	3.2	3.1	3.2	3.2

FFO payout ratio (4)	162%	78%	86%	91%	86%	64%

FFO as adjusted payout ratio (5)	88%	76%	79%	88%	91%	81%

AFFO payout ratio (6)	0.94%	81%	82%	91%	91%	85%

(1) Adjusted EBITDA is for the quarter annualized. See pages 29 through 30 for definitions.
(2) Total real estate assets includes rental properties, gross, direct financing lease, net and mortgage notes receivable; excludes property under development and land held for development.
(3) See page 17 for detailed calculation.
(4) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(5) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(6) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

EPR Properties
Calculation of Interest, Fixed Charge and Debt Service Coverage Ratios
(Unaudited, dollars in thousands)

	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Interest Coverage Ratio (1):
Net income	$42,821	$52,635	$42,705	$40,760	$43,533	$63,042
Provision for loan losses	—	—	3,777	—	—	—
Transaction costs (benefit)	1,606	1,131	369	756	(3,180)	1,096
Interest expense, gross	22,947	22,560	22,898	22,174	21,190	21,416
Retirement severance expense	18,578	—	—	—	—	—
Depreciation and amortization	19,355	17,989	17,421	16,002	15,327	14,807
Share-based compensation expense
to management and trustees	1,972	1,918	2,313	2,343	2,328	1,690
Costs associated with loan refinancing
or payoff	—	301	—	—	—	—
Interest cost capitalized	(4,348)	(2,543)	(2,085)	(1,610)	(1,287)	(779)
Straight-line rental revenue	(2,943)	(3,515)	(2,932)	(1,107)	(1,111)	(1,575)
Gain on sale of real estate	(23,924)	(879)	—	—	(330)	(3,540)
Gain on sale of investment in a direct financing lease	—	—	—	(220)	—	—
Gain on previously held equity interest	—	—	—	—	—	(4,853)
Deferred income tax expense (benefit)	6,888	184	363	842	407	(14,787)
Interest coverage amount	$82,952	$89,781	$84,829	$79,940	$76,877	$76,517

Interest expense, net	$18,587	$20,015	$20,801	$20,555	$19,899	$20,632
Interest income	12	2	12	9	4	5
Interest cost capitalized	4,348	2,543	2,085	1,610	1,287	779
Interest expense, gross	$22,947	$22,560	$22,898	$22,174	$21,190	$21,416

Interest coverage ratio	3.6	4.0	3.7	3.6	3.6	3.6

Fixed Charge Coverage Ratio (1):
Interest coverage amount	$82,952	$89,781	$84,829	$79,940	$76,877	$76,517

Interest expense, gross	$22,947	$22,560	$22,898	$22,174	$21,190	$21,416
Preferred share dividends	5,952	5,951	5,952	5,952	5,952	5,951
Fixed charges	$28,899	$28,511	$28,850	$28,126	$27,142	$27,367

Fixed charge coverage ratio	2.9	3.1	2.9	2.8	2.8	2.8

Debt Service Coverage Ratio (1):
Interest coverage amount	$82,952	$89,781	$84,829	$79,940	$76,877	$76,517

Interest expense, gross	$22,947	$22,560	$22,898	$22,174	$21,190	$21,416
Recurring principal payments	3,711	3,654	3,590	3,249	2,728	2,637
Debt service	$26,658	$26,214	$26,488	$25,423	$23,918	$24,053

Debt service coverage ratio	3.1	3.4	3.2	3.1	3.2	3.2

(1) See pages 29 through 30 for definitions. Amounts above include the impact of discontinued operations, which is separately classified in the income statement.

EPR Properties
Reconciliation of Interest Coverage Amount to Net Cash Provided by Operating Activities
(Unaudited, dollars in thousands)

The interest coverage amount per the table on the previous page is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used in investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013

Net cash provided by operating activities	$57,518	$82,087	$53,854	$72,824	$41,530	$75,745

Equity in income from joint ventures	164	395	300	267	311	230
Distributions from joint ventures	—	—	(810)	—	—	(355)
Amortization of deferred financing costs	(1,096)	(1,090)	(1,082)	(1,061)	(1,015)	(1,044)
Amortization of above market leases, net	(48)	(48)	(48)	(48)	(48)	(48)
Increase (decrease) in mortgage notes and related accrued interest receivable	599	1,674	2,087	129	107	(783)
Increase (decrease) in restricted cash	(730)	(1,486)	(1,181)	(754)	3,425	135
Increase (decrease) in accounts receivable, net	1,865	3,124	2,052	883	(543)	2,540
Increase in direct financing lease receivable	934	782	529	988	694	1,222
Increase (decrease) in other assets	2,891	(664)	(616)	2,195	2,446	(1,172)
Decrease (increase) in accounts payable and accrued liabilities	(2,529)	(12,711)	8,101	(14,688)	18,151	(17,159)
Decrease (increase) in unearned rents and interest	(6,079)	85	3,393	(1,008)	(3,793)	(2,952)
Straight-line rental revenue	(2,943)	(3,515)	(2,932)	(1,107)	(1,111)	(1,575)
Interest expense, gross	22,947	22,560	22,898	22,174	21,190	21,416
Interest cost capitalized	(4,348)	(2,543)	(2,085)	(1,610)	(1,287)	(779)
Transaction costs (benefit)	1,606	1,131	369	756	(3,180)	1,096
Retirement severance expense (cash portion)	12,201	—	—	—	—	—

Interest coverage amount (1)	$82,952	$89,781	$84,829	$79,940	$76,877	$76,517

(1) See pages 29 through 30 for definitions. Amounts above include the impact of discontinued operations, which is separately classified in the income statement.

EPR Properties
Capital Spending and Disposition Summaries
(Unaudited, dollars in thousands)

2015 Capital Spending:
Description	Location	Operating Segment	Capital Spending Three Months Ended March 31, 2015
Development of megaplex theatres	various	Entertainment	$3,358
Acquisition of megaplex theatre	Virginia Beach, VA	Entertainment	9,329
Development of other entertainment and retail projects	various	Entertainment	4,253
Investment in mortgage notes receivable for public charter schools	various	Education	1,587
Acquisition and development of public charter school properties	various	Education	16,433
Acquisition and development of early childhood education centers	various	Education	16,474
Development of private school properties	various	Education	13,258
Acquisition of ski resort	Wintergreen, VA	Recreation	21,708
Improvements at Wisp ski resort	McHenry, MD	Recreation	240
Development of TopGolf golf entertainment facilities	various	Recreation	29,080
Development of Camelback Mountain Resort	Tannersville, PA	Recreation	16,231
Additions to mortgage note receivable for development of Schlitterbahn waterparks	various	Recreation	1,534
Investment in casino and resort project	Sullivan County, NY	Other	2,926
Total investment spending			$136,411
Other capital acquisitions, net	various		689
Total capital spending			$137,100

2015 Dispositions:
Description	Location	Date of Disposition	Net Sales Proceeds
Sale of megaplex theatre property	Los Angeles, CA	January 2015	$42,709
Sale of land adjacent to public charter school investment	Queen Creek, AZ	March 2015	1,081

EPR Properties
Property Under Development - Investment Spending Estimates at March 31, 2015 (1)
(Unaudited, dollars in thousands)

	March 31, 2015		Owned Build-to-Suit Spending Estimates
	Property Under Development	# of Projects	2nd Quarter 2015	3rd Quarter 2015	4th Quarter 2015	1st Quarter 2016	Remainder 2016	Total Expected Cost (2)	% Leased
Entertainment	$7,509	6	$5,113	$6,057	$2,241	$—	$13,000	$33,920	100%
Education	113,221	24	52,082	54,543	21,587	12,859	6,707	260,999	100%
Recreation	81,303	8	28,972	23,240	12,050	2,662	1,723	149,950	100%
Total Build-to-Suit	202,033	38	$86,167	$83,840	$35,878	$15,521	$21,430	$444,869
Non Build-to-Suit Development	15,278
Adelaar	172,894
Total Property Under Development	$390,205

		March 31, 2015	Owned Build-to-Suit In-Service Estimates
		# of Projects	2nd Quarter 2015	3rd Quarter 2015	4th Quarter 2015	1st Quarter 2016	Remainder 2016	Total In-Service (2)	Actual In-Service 1st Quarter 2015
Entertainment		6	$—	$2,008	$18,912	$—	$13,000	$33,920	$7,970
Education		24	48,229	135,302	25,569	4,700	47,199	260,999	10,413
Recreation		8	18,589	91,392	20,221	—	19,748	149,950	16,076
Total Build-to-Suit		38	$66,818	$228,702	$64,702	$4,700	$79,947	$444,869	$34,459

	March 31, 2015		Mortgage Build-to-Suit Spending Estimates
	Mortgage Notes Receivable	# of Projects	2nd Quarter 2015	3rd Quarter 2015	4th Quarter 2015	1st Quarter 2016	Remainder 2016	Total Expected Cost (2)
Entertainment	$—	—	$—	$—	$—	$—	$—	$—
Education	21,509	3	208	550	60	—	3,604	25,931
Recreation (3)	87,597	1	16,500	8,500	—	—	—	112,597
Total Build-to-Suit Mortgage Notes	109,106	4	$16,708	$9,050	$60	$—	$3,604	$138,528
Non Build-to-Suit Mortgage Notes	417,998
Total Mortgage Notes Receivable	$527,104

(1) This schedule includes only those properties for which the Company has closed on a contract (lease or mortgage) and commenced construction as of March 31, 2015.
(2) "Total Expected Cost" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).

(3) Certain of these mortgage agreements contain provisions that allow for a conversion to a lease structure.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

EPR Properties
Financial Information by Asset Type
For the Three Months Ended March 31, 2015
(Unaudited, dollars in thousands)

	Entertainment	Education	Recreation	Other	Subtotal	Corporate/Unallocated	Consolidated
Rental revenue	$59,941	$10,094	$6,705	$—	$76,740	$—	$76,740
Tenant reimbursements	4,326	—	—	(23)	4,303	—	4,303
Other income	3	—	—	—	3	547	550
Mortgage and other financing income	1,782	7,783	8,181	97	17,843	—	17,843
Total revenue	66,052	17,877	14,886	74	98,889	547	99,436

Property operating expense	6,294	—	—	63	6,357	—	6,357
Other expense	—	—	—	102	102	—	102
Total investment expenses	6,294	—	—	165	6,459	—	6,459
General and administrative expense	—	—	—	—	—	7,682	7,682
Retirement severance expense	—	—	—	—	—	18,578	18,578
Transaction costs	—	—	—	—	—	1,606	1,606
EBITDA - continuing operations	$59,758	$17,877	$14,886	$(91)	$92,430	$(27,319)	$65,111
	65%	19%	16%	—%	100%

Add: transaction costs						1,606	1,606
Add: retirement severance expense						18,578	18,578
Adjusted EBITDA - continuing operations							85,295

Reconciliation to Consolidated Statements of Income:
Interest expense, net						(18,587)	(18,587)
Transaction costs						(1,606)	(1,606)
Retirement severance expense						(18,578)	(18,578)
Depreciation and amortization						(19,355)	(19,355)
Equity in income from joint ventures						164	164
Gain on sale of real estate						23,924	23,924
Income tax expense						(8,426)	(8,426)
Discontinued operations:
Loss from discontinued operations						(10)	(10)
Net income attributable to EPR Properties							42,821
Preferred dividend requirements						(5,952)	(5,952)
Net income available to common shareholders of EPR Properties							$36,869

EPR Properties
Financial Information by Asset Type
For the Three Months Ended March 31, 2014
(Unaudited, dollars in thousands)

	Entertainment	Education	Recreation	Other	Subtotal	Corporate/Unallocated	Consolidated
Rental revenue	$56,822	$5,478	$3,846	$285	$66,431	$—	$66,431
Tenant reimbursements	4,588	—	—	—	4,588	—	4,588
Other income	1	—	—	—	1	173	174
Mortgage and other financing income	1,723	8,778	8,066	97	18,664	—	18,664
Total revenue	63,134	14,256	11,912	382	89,684	173	89,857

Property operating expense	6,273	—	—	176	6,449	—	6,449
Other expense	—	—	—	98	98	—	98
Total investment expenses	6,273	—	—	274	6,547	—	6,547
General and administrative expense	—	—	—	—	—	7,462	7,462
Transaction costs	—	—	—	—	—	196	196
EBITDA - continuing operations	$56,861	$14,256	$11,912	$108	$83,137	$(7,485)	$75,652
	69%	17%	14%	—%	100%

Add: transaction costs						196	196
Adjusted EBITDA - continuing operations							75,848

Reconciliation to Consolidated Statements of Income:
Interest expense, net						(19,899)	(19,899)
Transaction costs						(196)	(196)
Depreciation and amortization						(15,327)	(15,327)
Equity in income from joint ventures						311	311
Gain on sale of real estate						330	330
Income tax expense						(925)	(925)
Discontinued operations:
Income from discontinued operations						15	15
Transaction (costs) benefit						3,376	3,376
Net income attributable to EPR Properties							43,533
Preferred dividend requirements						(5,952)	(5,952)
Net income available to common shareholders of EPR Properties							$37,581

EPR Properties
Financial Information by Segment - Discontinued Operations
(Unaudited, dollars in thousands)

	For the Three Months Ended March 31, 2015
	Entertainment (1)	Other	Consolidated

Property operating expense	10	—	10
Total investment expenses	10	—	10
EBITDA and Adjusted EBITDA - discontinued operations	$(10)	$—	$(10)

Reconciliation to Consolidated Statements of Income:
Loss from discontinued operations			$(10)

	For the Three Months Ended March 31, 2014
	Entertainment (1)	Other	Consolidated
Rental revenue	$3	$—	$3
Total revenue	3	—	3

Property operating expense	6	—	6
Other expense (benefit)	—	(18)	(18)
Total investment expenses	6	(18)	(12)
Transaction costs (benefit)	(3,376)	—	(3,376)
EBITDA - discontinued operations	$3,373	$18	$3,391

Add: transaction costs (benefit)			(3,376)
Adjusted EBITDA - discontinued operations			$15
Reconciliation to Consolidated Statements of Income:
Transaction costs			3,376
Income from discontinued operations			$3,391

(1) For each of the three months ended March 31, 2015 and 2014 primarily relates to the settlement of escrow reserves and post closing adjustments associated with the sale of Toronto Dundas Square. Additionally, for the three months ended March 31, 2014, transaction costs (benefit) consists of a reversal of a liability that was established with the March 4, 2010 acquisition of Toronto Dundas Square. This liability was reversed as the related payment is not expected to occur.

EPR Properties
Investment Information by Asset Type
As of March 31, 2015 and December 31, 2014
(Unaudited, dollars in thousands)

	As of March 31, 2015
	Entertainment	Education	Recreation	Other	Consolidated
Rental properties, net of accumulated depreciation	$1,824,145	$367,142	$282,062	$—	$2,473,349
Add back accumulated depreciation on rental properties	443,848	13,433	13,776	—	471,057
Land held for development	4,457	—	—	23,662	28,119
Property under development	22,120	113,226	81,957	172,902	390,205
Mortgage notes and related accrued interest receivable, net	58,220	78,496	385,367	5,021	527,104
Investment in a direct financing lease, net	—	200,266	—	—	200,266
Investment in joint ventures	5,902	—	—	—	5,902
Intangible assets, gross (1)	20,141	—	—	—	20,141
Notes receivable and related accrued interest receivable, net (1)	2,102	—	—	—	2,102
Total investments (2)	$2,380,935	$772,563	$763,162	$201,585	$4,118,245
% of total investments	58%	19%	18%	5%	100%

	As of December 31, 2014
	Entertainment	Education	Recreation	Other	Consolidated
Rental properties, net of accumulated depreciation	$1,851,285	$354,182	$246,067	$—	$2,451,534
Add back accumulated depreciation on rental properties	442,827	11,086	11,747	—	465,660
Land held for development	4,457	—	—	201,544	206,001
Property under development	25,321	86,436	70,041	—	181,798
Mortgage notes and related accrued interest receivable, net	58,220	76,917	367,797	5,021	507,955
Investment in a direct financing lease, net	—	199,332	—	—	199,332
Investment in joint ventures	5,738	—	—	—	5,738
Intangible assets, gross (1)	20,796	—	—	—	20,796
Notes receivable and related accrued interest receivable, net (1)	2,069	—	—	—	2,069
Total investments (2)	$2,410,713	$727,953	$695,652	$206,565	$4,040,883
% of total investments	60%	18%	17%	5%	100%

(1) Included in other assets in the consolidated balance sheets as of March 31, 2015 and December 31, 2014 in the Company's Quarterly Report on Form 10-Q. Reconciliation is as follows:

	3/31/2015	12/31/2014
Intangible assets, gross	$20,141	$20,796
Less: accumulated amortization on intangible assets	(11,756)	(12,290)
Notes receivable and related accrued interest receivable, net	2,102	2,069
Prepaid expenses and other current assets	64,036	55,516
Total other assets	$74,523	$66,091

(2) See pages 29 and 30 for definitions.

EPR Properties
Lease Expirations
As of March 31, 2015
(Unaudited, dollars in thousands)

	Megaplex Theatres				Public Charter Schools, Early Education Centers and Private Schools				Ski Parks and Golf Entertainment Complexes
Year	Total Number of Properties		Rental Revenue for the Trailing Twelve Months Ended March 31, 2015 (1)	% of Total Revenue	Total Number of Properties		Financing Income/Rental Revenue for the Trailing Twelve Months Ended March 31, 2015	% of Total Revenue	Total Number of Properties	Rental Revenue for the Trailing Twelve Months Ended March 31, 2015	% of Total Revenue

2015	2		$9,057	2%	—		$—	—%	—	$—	—%
2016	4		9,316	2%	—		—	—%	—	—	—%
2017	4		7,345	2%	1		1,062	—%	—	—	—%
2018	16		26,480	7%	—		—	—%	—	—	—%
2019	6		16,677	4%	—		—	—%	—	—	—%
2020	6		7,757	2%	—		—	—%	—	—	—%
2021	5		7,586	2%	—		—	—%	—	—	—%
2022	12		22,245	6%	—		—	—%	—	—	—%
2023	5		10,768	3%	—		—	—%	—	—	—%
2024	14		28,021	7%	—		—	—%	—	—	—%
2025	7		12,557	3%	—		—	—%	—	—	—%
2026	5		5,942	2%	—		—	—%	—	—	—%
2027	13	(2)	14,352	4%	—		—	—%	1	2,905	1%
2028	4		6,663	2%	—		—	—%	—	—	—%
2029	15	(3)	14,304	4%	—		—	—%	—	—	—%
2030	1		113	—%	—		—	—%	—	—	—%
2031	5		7,389	2%	9	(5)	7,534	2%	—	—	—%
2032	3	(4)	2,039	1%	14	(6)	17,081	5%	3	4,459	1%
2033	6		4,678	1%	17	(7)	16,599	4%	1	1,676	—%
2034	2		1,863	—%	14		10,048	3%	6	7,042	2%
Thereafter	—		—	—	6	(8)	4,038	1%	3	7,119	2%
	135		$215,152	56%	61		$56,362	15%	14	$23,201	6%

Note: This schedule relates to owned megaplex theatres, public charter schools, early education centers, private schools, ski parks and golf entertainment complexes only, which together represent approximately 77% of total revenue for the trailing twelve months ended March 31, 2015. This schedule excludes properties under construction, land held for development and investments in mortgage notes receivable.

(1) Consists of rental revenue and tenant reimbursements.
(2) Eleven of these theatre properties are leased under a master lease.
(3) All of these theatre properties are leased under a master lease.
(4) All of these threatre properties are leased under a master lease.
(5) Four of these public charter school properties are leased under a master lease to Imagine.
(6) Six of these public charter school properties are leased under a master lease to Imagine.
(7) Ten of these public charter school properties are leased under a master lease to Imagine.
(8) Three of these public charter school properties are leased under a master lease to Imagine.

EPR Properties
Top Ten Customers by Revenue from Continuing Operations
(Unaudited, dollars in thousands)

			Total Revenue For The
			Three Months Ended	Percentage of
	Customers	Asset Type	March 31, 2015	Total Revenue

1.	American Multi-Cinema, Inc.	Entertainment	$21,364	21%
2.	Regal Cinemas, Inc.	Entertainment	10,055	10%
3.	Cinemark USA, Inc.	Entertainment	8,476	9%
4.	Imagine Schools, Inc.	Education	6,000	6%
5.	Carmike Cinemas, Inc.	Entertainment	4,790	5%
6.	Top Golf USA	Recreation	4,073	4%
7.	SVVI, LLC	Recreation	3,459	3%
8.	Southern Theatres, LLC	Entertainment	3,079	3%
9.	Peak Resorts, Inc.	Recreation	2,787	3%
10.	Portfolio Charter Investments	Education	2,244	2%

	Total		$66,327	66%

EPR Properties
Summary of Mortgage Notes Receivable
(Unaudited, dollars in thousands)

Summary of Mortgage Notes Receivable

	March 31, 2015	December 31, 2014
Mortgage note, 9.00%, due April 30, 2015	$1,189	$1,164
Mortgage note and related accrued interest receivable, 9.00%, due November 30, 2015	1,175	1,149
Mortgage note receivable, 5.50%, due November 1, 2016	2,500	2,500
Mortgage note receivable and related accrued interest receivable, 9.00%, due March 11, 2017	1,449	—
Mortgage note and related accrued interest receivable, 10.00%, due November 1, 2017	2,521	2,521
Mortgage notes and related accrued interest receivable, 7.00% and 10.00%, due May 1, 2019	191,256	191,116
Mortgage note, 10.00%, due November 1, 2020	87,597	70,114
Mortgage note and related accrued interest receivable, 10.65%, due June 28, 2032	36,032	36,032
Mortgage note and related accrued interest receivable, 9.50%, due September 1, 2032	19,832	19,795
Mortgage note and related accrued interest receivable, 10.25%, due October 31, 2032	22,188	22,188
Mortgage note and related accrued interest receivable, 9.00%, due December 31, 2032	5,567	5,598
Mortgage note and related accrued interest receivable, 9.50%, due January 31, 2033	12,093	12,082
Mortgage notes and related accrued interest receivable, 9.50%, due April 30, 2033	28,846	28,788
Mortgage note and related accrued interest receivable, 10.25%, due June 30, 2033	3,475	3,471
Mortgage note, 11.31%, due July 1, 2033	12,952	13,005
Mortgage note, 8.50%, due June 30, 2034	4,870	4,870
Mortgage note and related accrued interest receivable, 10.93%, due December 1, 2034	51,450	51,450
Mortgage notes, 10.13%, due December 1, 2034	37,562	37,562
Mortgage notes, 10.40%, due December 1, 2034	4,550	4,550
Total mortgage notes and related accrued interest receivable	$527,104	$507,955

Payments Due on Mortgage Notes Receivable

	As of March 31, 2015
Year:
2015	$5,005
2016	3,932
2017	3,204
2018	837
2019	192,187
Thereafter	321,939
Total	$527,104

EPR Properties
Summary of Notes Receivable
(Unaudited, dollars in thousands)

Summary of Notes Receivable (1)

	March 31, 2015	December 31, 2014
Note and related accrued interest receivable, 9.23%,
past due (2)	3,777	3,777
Note and related accrued interest receivable, 12.50%,
due March 1, 2024	2,102	2,069
Total notes and related accrued interest receivable	$5,879	$5,846
Less: Loan loss reserve	(3,777)	(3,777)
Total notes and related accrued interest receivable, net	$2,102	$2,069

(1) Included in other assets in the consolidated balance sheets as of March 31, 2015 and December 31, 2014 in the Company's Quarterly Report on Form 10-Q.

(2) Note receivable is impaired as of March 31, 2015 and is shown below as past due. In accordance with the Company's accounting policy, interest income is being recognized on a cash basis.

Payments due on Notes Receivable

	As of March 31, 2015
Year:
Past Due (100% Reserved)	$3,777
2015	17
2016	168
2017	—
2018	—
2019	—
Thereafter	1,917
Total	$5,879

EPR Properties
Definitions-Non-GAAP Financial Measures

EBITDA AND ADJUSTED EBITDA
EBITDA is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. Management uses EBITDA in its analysis of the business and operations of the Company and believes it is useful to investors because it excludes various items included in net income that are not indicative of operating performance, such as gains (or losses) from sales of property and depreciation and amortization and is used in computing various financial ratios as a measure of operational performance. The Company computes EBITDA - continuing operations as the sum of net income plus costs (gain) associated with loan refinancing or payoff, net, interest expense (net), depreciation and amortization, less gain on sale or acquisition of real estate, gain on early extinguishment of debt, equity in income from joint ventures, gain on previously held equity interest, income tax expense or benefit and discontinued operations. EBITDA - discontinued operations is computed in the same manner but only as it relates to discontinued operations. Adjusted EBITDA - continuing operations is presented to also add back the effect of non-cash impairment charges, retirement severance expense, the provision for loan losses and transaction costs (benefit). Adjusted EBITDA - discontinued operations is computed in the same manner but only as it relates to discontinued operations.

The Company’s method of calculating EBITDA and Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDA and Adjusted EBITDA do not represent cash generated from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, we calculate FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales or acquisitions of depreciable operating properties and impairment losses of depreciable real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. We have calculated FFO for all periods presented in accordance with this definition. In addition, we present FFO as adjusted by adding to FFO costs (gains) associated with loan refinancing or payoff, net, transaction costs (benefit), retirement severance expense, provision for loan losses and preferred share redemption costs and by subtracting gain on early extinguishment of debt, gain (loss) on sale of land and deferred income tax benefit (expense). FFO and FFO as adjusted are a non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, we present AFFO by adding to FFO provision for loan losses, transaction costs (benefit), retirement severance expense, non-real estate depreciation and amortization, deferred financing fees amortization, costs (gain) associated with loan refinancing or payoff, net, share-based compensation expense to management and trustees, amortization of above market leases, net and preferred share redemption costs; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue, the non-cash portion of mortgage and other financing income and gain on early extinguishment of debt, gain (loss) on sale of land and deferred income tax benefit (expense). AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. We calculate the interest coverage amount by adding to net income impairment charges, provision for loan losses, transaction costs (benefit), interest expense, gross (including interest expense in discontinued operations), retirement severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs (gain) associated with loan refinancing or payoff, net; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale or acquisition of real estate from continuing and discontinued operations, gain on previously held equity interest and deferred income tax benefit (expense). We calculated interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. We consider the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. Our calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that preferred share dividends are also added to the denominator. We consider the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. Our calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that recurring principal payments are also added to the denominator. We consider the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. Our calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

TOTAL INVESTMENTS
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of rental properties (before accumulated depreciation), rental properties held for sale (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in a direct financing lease, net, investment in joint ventures, intangible assets, gross (included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested.